UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2014 (June 30, 2014)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 16, 2014, RREEF America L.L.C. (“RREEF America”), the advisor and sponsor of RREEF Property Trust, Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with Anaheim Hills Office Plaza, LLC (the “Seller”), a Delaware limited liability company not affiliated with the Company, RREEF America or any of their respective affiliates. On June 30, 2014, pursuant to an assignment of agreement of purchase and sale, by and between RREEF America and RPT Anaheim Hills Office Plaza, LLC (“RPT Anaheim Hills”), a Delaware limited liability company and indirect wholly-owned subsidiary of the Company, RREEF America assigned its right, title and interest in and to the Purchase Agreement, as amended, to the Company, through RPT Anaheim Hills.
Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase a 73,892 square-foot office building on a 4.1 acre site located at 160 North Riverview Drive, Anaheim, California (the “Property”) for a gross purchase price of approximately $18.5 million, exclusive of closing costs. The purchase price includes a previously paid non-refundable deposit of $500,000.
The acquisition of the Property was subject to substantial conditions to closing, including, but not limited to: (1) the Company’s approval of all matters related to title, survey and zoning; (2) Seller's performance of its covenants and the accuracy of its representations and warranties in the Purchase Agreement; (3) the absence of a material adverse change to the Property and the rent roll prior to closing; and (4) the receipt by the Company of acceptable tenant estoppels.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2014, the Company completed the acquisition of the Property. The Company funded the acquisition of the Property with existing capital and by borrowing $14,700,000 under the Company's credit facility with Regions Bank. Of the amount borrowed, $4,570,000 is from existing borrowing capacity on previously acquired properties, while $10,130,000 is specific to the Property. With this borrowing, the Company's consolidated loan-to-value ratio for its real estate portfolio was approximately 52%. This borrowing bears interest at the prime rate plus 1.20%, equating to 4.45% at the time of acquisition. This borrowing will convert into a LIBOR-based loan shortly after closing. Upon conversion, this borrowing will bear interest at a variable rate per annum equal to the adjusted British Bankers Association LIBOR Rate plus 2.20%, payable monthly, which equated to 2.36% at the time of acquisition.

The Property, known as Anaheim Hills Office Plaza, is a three-story office building constructed in 2008. The Property is situated 15 miles north of John Wayne International Airport with direct access to CA-91 and ease of access to the regional freeway system.
The Property had an occupancy rate of 100% and an average effective annual rental per square foot rate of $24.02 as of the closing. The Property is leased to three tenants: Gateway One Lending and Finance L.L.C. (“Gateway”), Raytheon Applied Signal Technology, Inc. ("Raytheon Applied Signal") and AS Real Estate Holding L.L.C. (“AS Real Estate”). Information about these tenants is set forth in the table below:

Tenant	Type of Business	% of Net Rentable Area	Type of Lease	Lease Commencement Date	Lease Expiration Date	Annual Base Rent Per Square Foot(4)
Gateway(1)	Auto Finance	34%	Full Service Gross	Dec. 2010	Jan. 2019	$22.20
Gateway(1)	Auto Finance	34%	Full Service Gross	Feb. 2014	Jan. 2019	$25.44
Raytheon Applied Signal(2)	Aerospace and Defense	20%	Full Service Gross	Nov. 2009	Oct. 2016	$22.46
AS Real Estate(3)	Real Estate Brokerage	12%	Full Service Gross	Aug. 2011	Nov. 2017	$27.78

(1)
Gateway is a wholly-owned subsidiary of TCF Financial Corporation, a publicly traded (NYSE: TCB) national bank holding company. Gateway has two five-year extension options at Fair Market Value (as defined in each Gateway lease). Renewal options may be exercised by written notice within six to nine months prior to the expiration of the then-existing term.

(2)
Raytheon Applied Signal is a wholly-owned subsidiary of Raytheon Company, a publicly traded (NYSE: RTN) defense and aerospace systems company. Raytheon Applied Signal has an on-going right of first refusal on third floor space.

Additionally, Raytheon Applied Signal has a termination option which is exercisable at anytime with six months' notice and payment of a termination fee equal to two months' rent plus any unamortized leasing costs at the time of exercise. Raytheon Applied Signal has one five-year extension option at Fair Market Value (as defined in the Raytheon Applied Signal lease). The renewal option may be exercised by written notice within nine to twelve months prior to the expiration of the then-existing term.

(3)
AS Real Estate is doing business as Century 21 Real Estate. AS Real Estate has one five-year extension option at Fair Market Value (as defined in the AS Real Estate lease). The renewal option may be exercised by written notice within nine months prior to the expiration of the then-existing term.

(4)	Data as of the closing date. All of the leases contain annual rent increases.

In evaluating the Property as a potential acquisition and determining an appropriate purchase price, the Company considered a variety of factors, including the financial performance of the Property; the terms of the existing leases and creditworthiness of the tenants; location of the Property; visibility and access; age of the Property and physical condition; local market conditions, including vacancy rates; and area demographics, including trade area population and average household income. The Company does not currently have plans to renovate the Property.

The Company has engaged Jones Lang LaSalle (“JLL”) as the property manager. The Company will pay JLL a monthly management fee equal to 2.5% of the Property’s effective gross revenue.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Property Acquired

Since it is impracticable to provide the required financial statements for the acquisition of the Property at the time of filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before September 18, 2014, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: July 2, 2014